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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Xilinx, Inc. for the registration of 2,425,900 shares of its common stock and to the incorporation by reference therein of our report dated April 18, 2000 (except for Note 14, as to which the date is May 31, 2000), with respect to the consolidated financial statements and schedule included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP



San Jose, California
December 7, 2000